UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 28, 2008
Date of Report (Date of earliest event reported)

PLAYBOX (US) INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52753	n/a
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

Suite 3.19, 130 Shaftesbury Avenue
London, England	W1D 5EU
(Address of principal executive offices)	(Zip Code)

+44(0) 20 7031 1187
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01        Entry Into a Material Definitive Agreement

The Company has entered into a share purchase agreement dated March 28, 2008 (the “Share Purchase Agreement”) with Laurence Adams and Jacqueline Adams (the “Sellers”) for the proposed acquisition of U.K based Delta Music Limited, a United Kingdom company (“Delta Music”). The acquisition will be effected through the acquisition from the Sellers of 100% of the issued share capital of Delta Leisure Group Plc ("Delta Leisure"), a private company that owns 75% interest of the issued share capital of Delta Music, and 25% of the share capital of Delta Music. The consideration for the acquisition will be a combination of cash and shares of the Company’s common stock, as follows:

  cash of 1,400,000 Pounds Sterling payable on closing of the acquisition, and a number of shares of the Company’s common stock equal to 10% of the Company’s common stock, on a fully diluted basis, to be issued on closing of the acquisition.

The completion of the acquisition will be subject to the satisfaction of the conditions precedent to closing set forth in the Share Purchase Agreement by no later than June 30, 2008. These conditions include the following conditions, in addition to customary conditions of closing:

  the completion by the Company of a private placement financing to raise gross proceeds of no less than $4,000,000, and the delivery to the Company of financial statements of Delta Music and Delta Leisure as required to enable the Company to satisfy its reporting obligations under the Securities Exchange Act of 1934 arising as a result of the completion of the acquisition.

Delta Music is an established distributor of an extensive catalogue of major music CD's, DVD's and video's throughout the United Kingdom and Europe. Delta Music has two subsidiaries, namely Delta Home Entertainment Ltd., and Delta Music Merchandising Ltd. Since its inception in 1993, the Delta Music group of companies has become one of the most recognized manufacturers and distributors of entertainment products in the United Kingdom with client distribution outlets including Universal, Asda, Tesco, Aldi, Sit-Up TV, TK Maxx, Toys-R-Us and Sainsbury's. In addition, Delta Music was an early mover in the growing on-line digital download industry.

The Company has also agreed to advance 100,000 Pounds Sterling to fund certain expenses to be incurred by the Sellers and Delta Music in connection with completion of the acquisition, including preparation of the required financial statements.

There is no assurance that Playbox will be able to raise the financing necessary to enable it to complete the acquisition or to otherwise satisfy the conditions precedent to closing. Accordingly, there is no assurance that Playbox will complete the acquisition.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01        Financial Statements and Exhibits

(a)        Financial Statements of Business Acquired.

Not applicable.

(b)        Pro forma Financial Information.

Not applicable.

(c)        Shell Company Transaction.

Not applicable.

(d)        Exhibits.

The Company will file the Share Purchase Employment Agreement between the Company and Laurence Adams and Jacqueline Adams dated March 28, 2008 with its Form 10-QSB for the six months ended March 31, 2008.

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAYBOX (US) INC.

Date: April 3, 2008	By:	/s/ Harry C. Maloney
Harry C. Maloney
Director